Exhibit 16.1

                         Rothstein, Kass & Company, P.C.
                              85 Livingston Avenue
                           Roseland, New Jersey 07068



                                  May 17, 2002


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

                  re:   Paradise Music & Entertainment, Inc.
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Ladies and Gentlemen:

        We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on May 10, 2002, to be filed by our former client, Paradise Music & Entertainment, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                Very truly yours,


                                /s/ Rothstein, Kass & Company, P.C.
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                                Rothstein, Kass & Company, P.C.